Exhibit 1.01

CONFLICT MINERALS REPORT OF STRYKER CORPORATION
For the year ended December 31, 2014

We have made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of so-called conflict minerals included in our products.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  Our reporting obligations under the conflict minerals rules may change in the future, and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. In addition, there are factors that could affect the accuracy of statements made in this report, including, without limitation: incomplete or unavailable supplier or smelter data; errors, omissions, or fraud by suppliers or smelters; changing definitions or methodologies for confirming smelters; incomplete, unclear, or modified guidance from third party industry and other sources; continuing guidance regarding the conflict minerals rules and other issues.

This is the Conflict Minerals Report of Stryker Corporation for 2014 in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 (“Rule 13p-1”). The term “3TG” as used in this report includes cassiterite, columbite-tantalite, wolframite, gold, and their derivatives tin, tantalum, and tungsten.

1.	Introduction.

1.1
Stryker Overview. Stryker Corporation is a global leader in the medical technology industry whose success is based on a diverse array of high-quality, innovative products that create cost-effective solutions and improve people’s lives. As used herein, and except where the context otherwise requires, “Stryker,” “we,” “us,” and “our” refer to Stryker Corporation and its consolidated subsidiaries.

1.2
Product Overview. Stryker’s products include implants used in joint replacement and trauma surgeries; surgical equipment and surgical navigation systems; endoscopic and communications systems; patient handling and emergency medical equipment; neurosurgical, neurovascular and spinal devices; as well as other medical device products used in a variety of medical specialties. Many of those products - such as electronic devices, surgical instruments, beds, cots, stretchers, and implants - contain 3TG that are necessary to the functionality or production of such products.

1.3
Conflict Minerals Rule. Effective November 2012, the United States Securities and Exchange Commission (“Commission”) adopted Rule 13p-1 pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) relating to the use of conflict minerals. Section 1502 added Section 13(p) of the Exchange Act, which obligated the Commission to promulgate rules requiring public companies with 3TG that are necessary to the functionality or production of products that they manufacture to disclose annually whether those minerals originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”). If an issuer’s 3TG originated in a Covered Country, Rule 13p-1 requires the issuer to file a report with the Commission that describes the measures it has taken to exercise due diligence to determine the source and chain of custody of 3TG in its products.

2.	Core Team and Scope.

2.1
Core Team. Stryker created a core team consisting of a dedicated program manager and experts in various functions and subject matters such as legal, supplier controls, and global sourcing. The core team is responsible for designing and executing the conflict minerals strategy. They meet regularly to coordinate and track supplier communications and review and compile related data. An executive committee (consisting of senior management) oversees the core team to ensure that the due diligence efforts align with Stryker’s Conflict Minerals Policy and the Act.

2.2
Scope. Based on the nature of Stryker’s products, the core team determined that during the 2014 reporting year Stryker manufactured and/or contracted to manufacture products containing 3TG that were necessary for the functionality or production of the products. Because Stryker offers a diverse array of finished products, the core team determined that the best method for isolating 3TG in the supply chain was to review materials incorporated into Stryker’s products on a supplier-by-supplier basis. The core team analyzed Stryker’s supply chain and determined that 711 suppliers provided Stryker with materials or products that potentially contained 3TG (“In Scope Suppliers”) during the 2014 reporting year.

3.	Reasonable Country of Origin Inquiry.

3.1
RCOI Process. To determine whether 3TG contained in Stryker’s products originated in the Covered Countries, the core team conducted a reasonable country of origin inquiry (“RCOI”). Using the Electronic Industry Citizen Coalition / Conflict Free Sourcing Initiative (“EICC/CFSI”) Conflict Minerals Reporting Template, the core team requested the In-Scope Suppliers to identify the smelters and refiners that contribute refined minerals that could qualify as 3TG and followed up with those that provided either ambiguous or inconclusive responses. The core team then compiled data for analysis and review. Throughout the reporting year, the core team reported its findings to employees in Stryker’s strategic sourcing function and the executive committee.

3.2
Results of RCOI. Stryker received responses from 688 out of 711 In Scope Suppliers, representing a response rate of 96.7%. Based on these survey responses, 12 suppliers did not supply materials or products to Stryker containing 3TG.

3.3
Conclusion. Based on Stryker’s RCOI, we have reason to believe that the 3TG in Stryker’s products may have originated in Covered Countries and may not have come from recycled or scrap sources. Therefore, in accordance with Rule 13p-1, Stryker conducted due diligence to determine whether the 3TG in Stryker’s products directly or indirectly financed or benefited armed groups in the Covered Countries.

4.	Due Diligence.

4.1
Due Diligence Framework. Stryker has designed its due diligence process to comply with the internationally recognized due diligence framework set forth in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) and related Supplements for each of the 3TG.

4.2	Strong Company Management Systems.

4.2.1
Conflict Minerals Policy. Stryker has instituted a supply chain policy for Conflict Minerals originating from the Covered Countries (“Conflict Minerals Policy”). The policy reinforces Stryker’s commitment to responsible supply chain management and preventing human rights abuses by avoiding the use of Conflict Minerals that could finance or benefit armed groups in the Covered Countries. The policy is publicly available on Stryker’s website at www.stryker.com.

4.2.2
Management Structure. As discussed in Section 2.2 above, Stryker has established an executive committee of senior leaders responsible for assuring alignment with the Conflict Minerals Policy. The executive committee appointed a core team consisting of knowledgeable and experienced personnel to oversee the supply chain due diligence process. The core team directs Stryker’s due diligence process and takes steps to ensure that important information, including the Conflict Minerals Policy, is communicated to relevant employees and suppliers.

4.2.3
Training. The core team conducted training of Stryker’s sourcing community with responsibility for In Scope Suppliers to underscore the importance of sourcing through suppliers that are committed to following Stryker’s Conflict Minerals Policy and to assist with Stryker’s compliance with Rule 13p-1.

4.3	Identification and Assessment of Risks.

4.3.1
Downstream Company. As a finished medical device manufacturer, Stryker is far removed from the mining of 3TG and does not directly purchase raw ore or unrefined minerals or directly purchase minerals in the Covered Countries. As a result, Stryker relies on information provided by its In Scope Suppliers to determine the origin of 3TG contained in its products and is a “downstream company” as contemplated by the OECD framework.

4.3.2	Identification of High Risk Suppliers. During the RCOI, Stryker sent surveys to all 711 In Scope Suppliers using the EICC/CFSI Conflict Minerals Reporting Template. The surveys asked to identify the country of origin for 3TG. Using the information provided by suppliers in response to those surveys, Stryker assessed the risk that 3TG contained in materials supplied to it was sourced from Covered Countries and identified smelters and refiners used by these suppliers. A list of known smelters identified by Stryker’s suppliers is attached. Stryker followed up with suppliers for further information when initial responses were incomplete or unclear.

4.4	Risk Response.

4.4.1
Internal Communication. The core team has established a broad communication that is published to employees in its strategic sourcing function that tracks overall performance and responsiveness of suppliers during the RCOI. In addition, the results of Stryker’s RCOI and potential concerns regarding the existence of 3TG from covered countries are communicated to leaders in the global sourcing community.

4.4.2
Supplier Communication. As a manufacturer and seller of medical devices, Stryker is subject to strict regulatory requirements in various jurisdictions around the world. Due to these regulatory requirements and the nature of Stryker’s products, Stryker is unable to switch suppliers without significant quality and safety related due diligence and, in some instances, a lengthy regulatory approval process. Accordingly, Stryker emphasizes supplier education to bring existing suppliers into conformance with its Conflict Minerals Policy. In the future, Stryker intends to include as part of its regular evaluation of strategic suppliers consideration of their responsiveness to the RCOI process, commitment to transparency, and alignment with the Conflict Minerals Policy.

4.4.3
Supply Contracts. Stryker has included in new supplier agreements provisions that obligate suppliers to comply with the Conflict Minerals Policy and to permit an audit that confirms compliance with the policy. Because many of our supplier agreements currently in effect have multi-year terms, it may take several years before we have the opportunity to include similar provisions in all agreements.

4.4.4	Ethics Hotline. Stryker maintains a compliance hotline as a mechanism for interested parties to voice concerns regarding compliance with its policies.

4.5
Audited Smelters. Stryker is not subject to the audit requirement for 2014 and continues to support the development and implementation of third party audits of smelters and refiners though its participation in the EICC - Conflict Free Sourcing Initiative.

4.6	Public Report. Stryker complies with its annual reporting requirements under Rule 13p-1 with this conflict minerals report, which is also publicly available on its website at www.stryker.com.

5.
Conclusions. Stryker’s due diligence efforts have yielded sourcing information on smelters that contribute to the processing of 3TG through In Scope Suppliers. However, the information obtained to date has been inconclusive. After performing the due diligence measures described above, Stryker was unable to determine whether the 3TG in Stryker’s products directly or indirectly financed or benefited armed groups in the Covered Countries for the year ended December 31, 2014. Stryker also was unable to determine all of the facilities used to process its 3TG or their countries of origin. Stryker’s efforts to determine the mines or locations of origin with the greatest possible specificity included the use of the due diligence measures described above.

6.
Future Risk Mitigation Efforts. Stryker continues to develop its due diligence processes described above to obtain accurate and complete information regarding 3TG sourcing and to mitigate the risk that 3TG contained it its supply chain finance or benefit armed groups in the Covered Countries. In addition, Stryker will continue to work with suppliers to stress the importance of compliance with its Conflict Minerals Policy.

The list of known smelters identified by Stryker’s suppliers referred to in Section 4.3.2 above, follows:

Metal	Company Name	Country
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL

Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Yunnan Copper Industry Co Ltd	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	Thaisarco	THAILAND
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA